Exhibit 21.1
Bloom Energy Corporation
Subsidiaries*
Name of Subsidiary                                Jurisdiction
Clean Technologies II, LLC                            Delaware
Diamond State Generation Holdings, LLC                    Delaware
2012 V PPA Holdco, LLC                            Delaware
2012 ESA Project Company, LLC                        Delaware
Clean Technologies 2013B, LLC                        Delaware
2013B ESA Holdco, LLC                            Delaware
2014 ESA HoldCo, LLC                            Delaware
2014 ESA Project Company, LLC                        Delaware
Clean Technologies 2015, LLC                            Delaware
2015 ESA HoldCo, LLC                            Delaware
2015 ESA Project Company, LLC                        Delaware
BE Development, Inc.                                Delaware
*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Bloom Energy Corporation are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this Annual Report on Form 10-K.